Exhibit 10.1

July 29, 2022

Mr. Robert Costa

V&R Costa Management, LLC

325 South River Street, Suite 302

Hackensack, New Jersey 07647-2498

Re:

Amendment and Extension of Lease (this “Amendment”) between V&R Costa Management, LLC, as successor-in-interest to S & R Costa Realty, L.P. (“Landlord”), and Inrad, Inc. (“Tenant”), dated as of November 1, 2003 (as amended and extended, the “Lease”) concerning 41,935 sq. ft. located at certain premises commonly known as 181 Legrand Avenue, Northvale, New Jersey (the “Premises”).

Dear Mr. Costa:

The following are the terms upon which Landlord and Tenant agree to amend the Lease, effective as of June 1, 2022 (all capitalized terms not otherwise set forth herein shall have those meanings ascribed to them in the Lease):

Extension of Term:	The term of the Lease shall be extended for a period of three (3) years, commencing June 1, 2022 and expiring May 31, 2025 (the “Extended Term”).

Base Rent:	Base rent during the Extended Term (6/1/2022 — 5/31/2025) shall be $7.75 per square foot, net:

	Annual Rent	Monthly Rent
	$324,996.24	$27,083.02

Option to expand:

Tenant shall have the right of first offer to expand into the adjacent 3,500 square feet of additional space (the “Adjacent Premises”) under the same rent, terms covenants and conditions, if the Adjacent Premises becomes available at any time, and from time to time, during the Extended Term (or any Renewal Term). Landlord shall provide written notice to Tenant within fifteen (15) days following the Adjacent Premises becoming available for occupancy at any time, and Tenant shall give Landlord written notice within thirty (30) days after receipt thereof in the event Tenant wishes to lease such Adjacent Premises. Should Tenant not exercise the foregoing option and the Additional Premises shall subsequently become available again, Landlord shall provide written notice of such availability to Tenant in accordance with the procedure above.

Renewal Option:

Tenant shall have the option to renew the Lease for an additional term of three (3) years (the “Renewal Term”) under the same terms, covenants and conditions of the Lease upon providing written notice to Landlord of such option exercise no later than six (6) months prior to the expiration of the

i
181 Legrand Avenue, Northvale, NJ 07647	www.inradoptics.com	P: 201-767-1910	F: 201-767-9644

Mr. Robert Costa	July 29, 2022
V&R Costa Management, LLC

Hackensack, NJ 07601

	Extended Term, subject to an increase in Base Rent during such Renewal Term (6/1/2025 — 5/31/2028) to $8.00 per square foot, net:

	Annual Rent	Monthly Rent
	$335,480	$27,956.67

Security Deposit:	Landlord acknowledges and confirms the existing security deposit of $51,020.92.

Work by Landlord:

Landlord has agreed, at its sole cost and expense, to (i) resurface and line paint the entire parking lot; (ii) to repair or replace the water valve in the East fire sprinkler room shared with adjacent tenant; and (iii) update the emergency exit signage to comply with current Code requirements. In addition, Landlord agrees to (i) purchase new ceiling tiles for the administrative areas of the facility and to share the cost to replace the ceiling tiles throughout the Premises; and (ii) share the cost to replace the HVAC unit in the Coating area.

Broker:

Landlord and Tenant each represents that it dealt with no broker in connection with this Amendment. Landlord and Tenant each indemnifies and holds the other harmless from any and all loss, cost, liability, claim, damage or expense (including court costs and attorneys’ fees) arising out of any inaccuracy or alleged inaccuracy of the above representation.

All other terms and conditions of the Lease remain in full force and effect. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

This Amendment shall be binding upon and shall inure to the benefit of the parties and their permitted successors and/or assigns. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing thc provisions hereof.

If the foregoing Amendment is acceptable, kindly countersign this Amendment where indicated below.

e
Sincerely,

Theresa A. Balog
CFO, Secretary and Treasurer

Cc:Ms. Amy Eskilson

Mr. Robert Costa	July 29, 2022
V&R Costa Management, LLC

Hackensack, NJ 07601

AGREED:

By Landlord:
V&R Costa Management, LLC

By:
Mr. Robert Costa